UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Image Entertainment, Inc.
(Name of Registrant as Specified In Its Charter)

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INSTITUTIONAL SHAREHOLDER SERVICES (ISS) REJECTS FIVE LIONS
GATE NOMINEES TO IMAGE ENTERTAINMENT BOARD

ISS Declares That Lions Gate Has “No Vision” For Image

CHATSWORTH, Calif., September 28, 2006 — Image Entertainment (Nasdaq: DISK) announced today that Institutional Shareholder Services (ISS) has issued its analysis of the proxy contest initiated by dissident shareholder Lions Gate Entertainment Corp. (NYSE: LGF), which recommends that Image stockholders reject five of Lions Gate’s nominees to Image’s Board of Directors at the Company’s upcoming October 10 annual meeting. In recommending that shareholders withhold their votes from all but one of the dissident nominees, ISS — which Lions Gate itself acknowledges is “the leading independent proxy voting advisory service” — further advises that “shareholders must be willing to have faith in the incumbent’s vision,” including Image’s upcoming release of major motion pictures on DVD and the monetization of the extensive library of digital rights of Image’s wholly-owned subsidiary Egami Media.  “Any vision,” says ISS, “is arguably better than no vision, which is what LGF has offered to date.”

ISS also expresses particular concern that Lions Gate may be attempting to use its board nominees to “stack the deck” in favor of its inadequate bid to acquire the company “regardless of whether such bid is in the best interests of shareholders.”  ISS further cautions that “the dissidents have not presented shareholders with a detailed operational plan, including those that would run the company if current management were to be removed (or leave) or even proposals for specific governance changes.”

The Company recommends that stockholders use Image’s WHITE proxy card to vote “FOR” all of Image’s nominees and NOT sign or return Lions Gate’s blue proxy card, which stockholders should discard.

About Image Entertainment:

Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with over 3,000 exclusive DVD titles and approximately 200 exclusive CD titles in domestic release and approximately 300 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to more than 1,500 video programs and over 150 audio programs containing more than 2,500 tracks. The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. The Company’s subsidiary Image Entertainment (UK) maintains a content acquisition office in London, England. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

20525 NORDHOFF STREET • SUITE 200 • CHATSWORTH, CA  91311-6104 • TEL 818.407.9100
www.image-entertainment.com

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, particularly the Risk Factors entitled “Relativity Media’s failure to deliver the expected number or quality of motion pictures may adversely affect our business” and “Failure to effectively manage future growth from the Relativity deal may adversely affect our business.” Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Image Press/Corporate Contact:
Steve Honig
THE HONIG COMPANY, INC.
310.246.1801
press@honigcompany.com

Image Investor Relations:
Charles Messman or Todd Kehrli
MKR Group, LLC
818.556.3700
ir@mkr-group.com